Exhibit C

POWER OF ATTORNEY

The undersigned each hereby constitute and appoint Andrew Collins as the undersigned’s true and lawful authorized representative and attorney-in-fact to execute for, and on behalf of, the undersigned and to file with the U.S. Securities and Exchange Commission and any other authority: (1) any Forms 3, 4 and 5, and any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules promulgated thereunder; and (2) any Schedules 13D and Schedules 13G, and any amendments thereto, in accordance with Section 13 of the 1934 Act and the rules promulgated thereunder, in each case with respect to any securities of Emmis Communications Corporation (or any successor thereto).

The undersigned each hereby grant to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Section 16 or Section 13 or any other provision of the 1934 Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Forms 3, 4 and 5 or Schedule 13D or 13G with respect to any securities of Emmis Communications Corporation (or any successor thereto), unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February 12, 2016.

/s/ STEVEN D. LEBOWITZ		/s/ ANDREW COLLINS
Steven D. Lebowitz		Andrew Collins, Attorney-in-Fact

/s/ DEBORAH P. LEBOWITZ
Deborah P. Lebowitz

The Steven & Deborah Lebowitz Foundation

By:	/s/ STEVEN D. LEBOWITZ
Name:	Steven D. Lebowitz
Its:	Trustee

The Lebowitz Family, LLC

By:	/s/ STEVEN D. LEBOWITZ
Name:	Steven D. Lebowitz
Its:	Manager